                                                                    Exhibit 99.3

                              Attachment to Form 4

                             JOINT FILER INFORMATION

Name and Address:                             Third Point Partners L.P.
                                              c/o Third Point LLC
                                              390 Park Avenue
                                              New York, NY  10022

Date of Earliest Reported Transaction:        11/21/2013
Issuer and Ticker Symbol:                     Enphase Energy, Inc. [ENPH]
Relationship of the Issuer:                   10% Owner; Director; Other
                                              (See Remarks)
Designated Filer:                             Daniel S. Loeb

TABLE I INFORMATION

Title of Security:                            Common Stock, $0.00001 par value
Transaction Date:
Transaction Code:
Amount of Securities:
Securities Acquired (A) or Disposed of (D):
Price of Security:
Amount of Securities Beneficially
Owned Following Reported
Transactions:                                 514,508
Ownership Form:                               D
Nature of Indirect Beneficial Ownership: